Exhibit 10.2

BATS GLOBAL MARKETS, INC.

THIRD AMENDED AND RESTATED

2012 EQUITY INCENTIVE PLAN

SECTION 1.  Purpose.  The purpose of the BATS Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “Plan”) is to attract, retain, motivate and reward those employees, officers, Directors and Consultants who are expected to contribute significantly to the success of BATS Global Markets, Inc., a Delaware corporation (the “Company”), and its Affiliates and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

SECTION 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” means any entity that, directly or indirectly, is controlled by the Company, as determined by the Committee.

(b)           “Award” means any Option, RSU or Restricted Stock award granted under the Plan.

(c)           “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)           “Beneficiary” means a person entitled to receive payments or other benefits or to exercise rights that are available under the Plan in the event of the Participant’s death.  If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e)           “Board” means the board of directors of the Company.

(f)            “Cause” means, with respect to any Participant, unless otherwise defined in such Participant’s Employment Agreement or Award Document, such Participant’s:

(i)            willful failure to substantially perform his or her duties (other than due to physical or mental illness) after notice to the Participant of such failure;

(ii)           willful misconduct or gross negligence in connection with the business or affairs of the Company or any of its Affiliates;

(iii)          conviction of or plea of nolo contendere in a court of law of any crime or offense, excluding misdemeanors and other minor offenses, or the Participant’s indictment or entering into a consent decree relating to any violations of U.S. or foreign securities laws;

(iv)          willful and material breach of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the business of the Company or any Affiliate;

(v)           substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the Participant fails to undertake treatment immediately after requested by the Board or to complete such treatment and which abuse continues or resumes after such treatment period; or

(vi)          misappropriation of funds or other acts of dishonesty involving the Company or any of its Affiliates.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(g)           “Change in Control” means:

(i)            a sale of all or substantially all of the assets of the Company;

(ii)           a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (a) a merger or consolidation in which stockholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power; (b) a transaction the principal purpose of which is to change the State of the Company’s incorporation; or (c) a merger of the Company into any of its wholly owned subsidiaries); or

(iii)          an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the

Company representing more than fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, provided that, to the extent required to avoid a violation of Section 409A of the Code, a transaction shall not be considered a Change in Control unless it constitutes a “change in control event” for purposes of Treasury Regulation §1.409A-3(i)(5).

(h)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Code shall include any successor provision thereto.

(i)            “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time.  If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j)            “Consultant” means any individual who is providing services to the Company or any Affiliate other than as an employee, officer or Director.

(k)           “Director” means each member of the Board or the board of directors of an Affiliate from time to time who is not also an officer or employee of the Company or any Affiliate.

(l)            “Disability” shall have the meaning given in Section 409A(a)(2)(C) of the Code and shall be determined consistent with Treasury Regulation §1.409A-3(i)(4)(i) or successor guidance thereto.

(m)          “Effective Date” means the date on which the Plan is adopted by the Board, subject to compliance with the Investor Rights Agreement.

(n)           “Employment Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p)           “Fair Market Value” means with respect to Shares, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, or if Shares are quoted or traded, the closing price of a Share as of the relevant date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded.

(q)           “Intrinsic Value” with respect to an Option means (i) the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Option multiplied by (iii) the number of Shares covered by such Option.

(r)            “Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement dated as of June 15, 2012 by and among the Company and various Stockholders thereto, as the same may be amended from time to time.

(s)            “IPO” means an initial public offering of the shares of common stock of the Company pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form) after which sale of such Shares is (i) listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association and (ii) registered under the Exchange Act.

(t)            “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.  Options granted pursuant to the Plan shall be nonqualified stock options.

(u)           “Participant” means the recipient of an Award granted under the Plan.

(v)           “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company, directly or indirectly, combines.

(w)          “Restricted Stock” means any Share granted pursuant to Section 7.

(x)           “RSU” means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share in cash, Shares or a combination thereof as determined by the Committee. Awards of RSUs may include the right to receive dividend equivalents.

(y)           “Shares” means shares of the Company’s common stock, par value $0.01 per share.

(z)           “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(aa)         “Stockholder” shall have the meaning designated to such term in the Investor Rights Agreement.

(bb)         “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate, or, in the case of a Participant who is a Consultant or Director, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Consultant or Director shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when such Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.  Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, a “Termination of Service” shall not be deemed to have occurred unless such “Termination of Service” is considered a “separation from service” (within the meaning given of Treasury Regulation §1.409A-1(h) or successor guidance thereto).

SECTION 3.  Eligibility.  (a) Any employees, officers, Directors and Consultants shall be eligible to be selected to receive an Award under the Plan.

(b)           Holders of options and other types of equity or equity-based awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

SECTION 4.  Administration.  (a) The Plan shall be administered by the Committee.  The Committee shall be appointed by the Board and shall consist of not less than two (2) Directors.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards.  Notwithstanding the above, only the Board may select and grant Awards to persons who are, or who would be, officers of the Company or Directors for purposes of Section 16 of the Exchange Act or otherwise take action with respect to Awards granted to such individual.  The Committee may issue rules and regulations for administration of the Plan.

(b)           Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)           The Committee shall have the authority to: (i) adopt and modify such rules, guidelines and practices governing the Plan which are not inconsistent with the terms of the Plan as it shall, from time to time, deem advisable; (ii)  interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and (iii) otherwise supervise the administration of the Plan.  It is intended that all such Awards shall be issued, administered, exercised and paid or transferred in conformance with Section 409A of the Code.  Accordingly, notwithstanding anything herein to the contrary, the Committee shall have authority to amend or restate the terms of a grant or Award to the extent that, by such action, it may preclude a violation of Section 409A of the Code, without the consent of the recipient thereof.  All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Participants.

SECTION 5.  Shares Available for Awards.  (a) Subject to adjustment as provided in Section 5(c) and except for Replacement Awards, the maximum number of Shares available for issuance under the Plan shall not exceed 1,275,000 Shares.

(b)           Any Shares subject to an Award (other than a Replacement Award) that expires, is canceled, is forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(c)           In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i)            the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;

(ii)           the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)          the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)           Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company.

SECTION 6.  Options.  The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)           The option price per Share under an Option shall be determined by the Committee at the time of grant; provided, that such option price shall not be less than the Fair Market Value of the Shares on the date of grant.

(b)           The term of each Option shall be fixed by the Committee but shall not exceed ten years from the date of grant of such Option.

(c)           Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  If the Committee provides, in its sole discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)           Subject to whatever installment exercise provisions apply under Section 6(c) and subject to whatever restrictions may be imposed by the Company, Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Shares as to which the Option is being exercised.  Without limiting the generality of the foregoing, payment of the option price with respect to any portion of any Option being exercised may be made: (i) in cash or its equivalent; (ii) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest); (iii) following the consummation of an IPO, through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Shares; (iv) by net share settlement; or (v) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any Shares tendered to the Company, valued as of the time of such tender, is at least equal to such Option price multiplied by the number of Shares for which the Option is being exercised.  An optionee shall not have any rights to dividends or other rights of a Stockholder with respect to Shares subject to the Option until the optionee has exercised such Option by paying for the Shares being exercised (or the Company has elected to net settle such Option) in accordance with this Section 6(d).

(e)           Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle solely for the benefit of the Participant and/or such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

(f)            Unless otherwise determined in an Award Document, the following shall apply in the event of an optionee’s Termination of Service:

(i)            Upon a Termination of Service by reason of death or Disability, any Option held by such optionee may thereafter be exercised for a period of six (6) months following such termination in accordance with the terms and conditions established by the Committee.

(ii)           Upon a Participant’s Termination of Service for Cause, any Options held by such Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such termination.

(iii)          Upon a Participant’s Termination of Service for any reason other than Cause, death or Disability (including, without limitation, a voluntary resignation), any unvested Option shall thereupon terminate and the Committee may permit an optionee up to ninety (90) days following such termination to exercise any Options that are exercisable as of the date of such termination.

(g)           In the event that an Option is exercised following the date of Termination of Service of the Participant, in lieu of delivering Shares to the Participant following such exercise, the Company may, in its sole discretion, fully discharge its obligations under the Option with respect to such exercise by making a cash payment to the optionee in an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date of exercise over the sum of the exercise price paid for such Shares and the amount of the withholding obligation.

SECTION 7.  Restricted Stock and RSUs.  The Committee is authorized to grant Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)           Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  The Committee, in its sole discretion, may provide for the lapse of any restrictions imposed on any Restricted Stock or RSUs in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance criteria and/or such other factors as the Committee may determine, in its sole discretion.  Unless otherwise provided by the Committee in the applicable Award Document, any Award of Restricted Stock or RSUs shall be forfeited in the event of Termination of Service prior to the end of the applicable restriction period.

(b)           The Company shall record each Award of Restricted Stock on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, which may include book-entry registration or issuance of a stock certificate or certificates.  In the event that the shares of Restricted Stock are entered into the share register of the Company, such entry shall (i) be registered in the name of the Participant and (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock.  In the event that any share certificate is issued in respect of the Restricted Stock, such certificate shall (x) be registered in the name of the Participant and (y) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock.

(c)           Except to the extent restricted under the Award Document relating to Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a Stockholder as set forth in the Investor Rights Agreement and any rights provided under Delaware law and the Company’s certificate of incorporation in effect from time to time including, without limitation, the right to vote such Restricted Stock and the right to receive dividends thereon (which may be subject to the same vesting conditions as the underlying Restricted Stock). Following the vesting and settlement of any Award of RSUs, the Company shall record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of a number of Shares equal to the Shares issued in respect of an Award of RSUs.

(d)           The Committee shall determine whether an amount equivalent to any dividends declared on a Share will be credited with respect to an Award of RSUs and, if so, when such dividend equivalents will be paid and whether they will be paid in (or valued by reference to) cash, Restricted Stock or RSUs, in any case in compliance with Section 409A of the Code.

(e)           The Committee shall have the right to issue the Restricted Stock or RSUs at a purchase price determined by the Committee.  Payment of the purchase price for the number of Shares being purchased pursuant to the Award shall be made (a) in cash, by check or check equivalent, (b) by such other consideration as my be approved by the Committee from time to time or (c) any combination thereof.

SECTION 8.  Effect of a Change in Control on Awards.  (a) In the event of a Change in Control, except as otherwise provided in an Award Document, the Committee may provide for:  (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option, the Intrinsic Value at grant of such substitute award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change in Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change in Control or other date thereafter designated by the Board; or (iv) in the case of an Option, cancelation in consideration of a payment in cash or other consideration to the Participant who holds such Option in an amount equal to the Intrinsic Value of such Option (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control.

(b)           If an Award is treated in accordance with Sections 8(a)(i) or (ii), notwithstanding the provisions of Sections 6 and 7 and unless otherwise specified in an Award Document, in the event of a Termination of Service without Cause during the 12-month period following a Change in Control:

(i)            any Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

(ii)           the restrictions applicable to any Award of Restricted Stock or RSUs shall lapse and such shares and Awards shall be deemed fully vested and, in the case of RSUs, settled.

SECTION 9.  Call Right.  For a period of ninety (90) days, or such longer period (not to exceed six (6) months) as may reasonably be required by the Company to obtain a valuation of its Shares, following a Participant’s Termination of Service, the Company shall have the right, but not the obligation, to elect to redeem all, or any portion, of the Shares received by the Participant under the Plan and still owned by the Participant on the date of such termination.  The redemption price shall be the Fair Market Value as determined on the date of such termination, payable in a lump sum in cash.  The Company shall give written notice of its intent to redeem the Shares to the Participant within the period specified above.  The actual redemption shall occur on such date as the Company may specify and may occur after the end of the period specified above.  The Committee may adopt, from time to time, rules or procedures governing such redemption transactions which shall be binding on the Participant.

SECTION 10.  Investor Rights Agreement.  The right of a Participant to receive Shares under the Plan shall be expressly conditioned on such Participant agreeing to and actually becoming a party to and bound by the Investor Rights Agreement.

SECTION 11.  General Provisions Applicable to Awards.  (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)           Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)           Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, in each case in accordance with rules and procedures established by the Committee.

(d)           Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(e), and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)           A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)            All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)           The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

SECTION 12.  Amendments and Termination.  (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.  Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)           The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.

(c)           The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events

(including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)           The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13.  Miscellaneous.  (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)           The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.  Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)           Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           All distributions under the Plan are subject to minimum tax withholding obligations, and the Committee may condition the delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements.  Withholding obligations shall be satisfied through a cash payment by the Participant; provided, however, that the Committee, in its discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following: (i) a cash payment by the participant; (ii) payroll withholding of the Participant’s salary, wages or other compensation; (iii) surrender of Shares which the Participant already owns (either by actual surrender or attestation); or (iv) surrender of Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan.

(e)           If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)            No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

(g)           Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)           No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 14.  Effective Date of the Plan.  The Plan shall be effective as of the Effective Date.

SECTION 15.  Term of the Plan.  No Award shall be granted under the Plan after the earliest to occur of (i) the ten year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued, (iii) the Board terminates the Plan in accordance with Section 12(a) or (iv) the consummation of an IPO.  However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 16.  Section 409A of the Code.  The Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

SECTION 17.  Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, residing or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then residing or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is residing or primarily employed in the United States.  An Award may be modified under this Section 177 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

Section 18.  Investment Representations.  The Company may require any Participant or any person to whom an Award is transferred pursuant to Section 11(d) hereof as a condition to exercising an Option or acquiring Shares under any Award of Restricted Stock or RSUs to give written assurances satisfactory to the Company (a) as to such Participant’s or person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that such Participant or person, as applicable, is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option, as applicable, and acquiring the Shares and (b) stating that such Participant or person is acquiring the Shares subject to the Award for such Participant’s or person’s own account and not with any present intention of selling or otherwise distributing the Shares.  Any sale by any Participant or person who has given the investment representations outlined above shall be made in full compliance with Rule 144 of the Securities Act and any attempted sale that fails to comply may be deemed null and void by the Company.  The foregoing requirements and assurances given pursuant to such requirements shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option or the acquisition of Shares under the Award of Restricted Stock or RSUs has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable security laws.  The Company may require the Participant to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Award to such Participant or permitting the Participant to exercise such Option or acquire Shares under an Award of Restricted Stock or RSUs.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to legends restricting the transfer of the stock.

SECTION 19.  Conditions to Delivery of Shares.  No Shares shall be delivered pursuant to any Award, in whole or in part, until (i) there shall have been such compliance as the Committee may deem necessary or advisable with respect to the Investor Rights Agreement and any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification or sale of securities and (ii) in the case of the exercise of an Option, payment in full of the exercise price for the exercise of the Option is received by the Company as permitted in the Option Award Document.

SECTION 20.  Clawback.  Notwithstanding any other provision in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

SECTION 21.  Governing Law.  The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.